UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 2, 2011

PHAZAR CORP
(Exact name of registrant as specified in its charter)

Delaware	0-12866	75-1907070
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

101 S.E. 25TH AVENUE, MINERAL WELLS, TEXAS	76067
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(940) 325-3301

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of PHAZAR CORP has appointed Thomas B. Reynolds as Director for the Corporation, effective February 2, 2011.  Mr. Reynolds' current term will expire at the Company's next annual meeting of shareholders.

Mr. Reynolds, age 57, of Fort Worth, Texas, has a distinguished and varied business career, including serving from 1999 to present as President of Reynolds Cattle Company.  He was an Associate of Kline & Co., a Commercial and Investment Realtor company from 1989 until 2010.  Mr. Reynolds has also held numerous prominent positions in varying capacities as Chairman of the Board, Fort Worth National Bank; Director, Fort Worth National Bank and Director, Fidelity Bank.

Mr. Reynolds attended Texas Christian University, Fort Worth, Texas; Hampshire College, Amherst, MA and Berklee College of Music, Boston MA.

Item 8.01	Other Events

The Board voted to increase the Company's number of directors from four to five.

Item 9.01.	Financial Statements and Exhibits

(d)  Exhibits.

99.1   Press release dated February 2, 2011

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHAZAR CORP

Date:	February 2, 2011	/s/ GARLAND P. ASHER
Garland P. Asher
President and Chief Executive Officer